UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 24, 2008
NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 793-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 24, 2008, Neoprobe Corporation (the “Company”) entered into a First Amendment to Common Stock Purchase Agreement (the “Amendment”) with Fusion Capital Fund II, LLC (“Fusion”), pursuant to which the Company and Fusion agreed to amend the terms of the Common Stock Purchase Agreement, dated December 1, 2006, by and between the Company and Fusion (as amended, the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, as amended, Fusion is obligated under certain conditions to purchase shares of common stock from the Company in an aggregate amount of up to $10,050,000.73 (such shares hereinafter referred to as “Purchase Shares”). In consideration for the agreement of Fusion to enter into the Amendment, the Company agreed to issue Fusion 360,000 shares of its common stock (the “Amendment Shares”). The Company is also required to issue Fusion up to 486,000 shares of its common stock (as determined pursuant to a formula set forth in the Purchase Agreement and hereinafter referred to as “Additional Commitment Shares”) on a pro rata basis in connection with each purchase by Fusion of up to $4,050,000.73 of Purchase Shares. The issuance of the Amendment Shares to Fusion is exempt from registration under section 4(2) of the Securities Act of 1933, as amended.
     Pursuant to the Amendment, the Company also agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the sale of the Amendment Shares, Purchase Shares and Additional Commitment Shares. Subject to earlier termination at the Company’s discretion, purchases by Fusion will occur over a period commencing after the SEC has declared the registration statement effective, and terminating March 1, 2011. After the SEC has declared the registration statement effective, generally the Company has the right but not the obligation from time to time to sell shares of its common stock to Fusion under the Purchase Agreement in amounts between $50,000 and $1 million, depending on certain conditions contained in the Purchase Agreement. The Company has the right to control the timing and amount of any sales of its shares of common stock to Fusion. The purchase price of the common stock will be determined based upon the market price of the Company’s common stock without any fixed discount. Fusion shall not have the right or the obligation to purchase any shares of the Company’s common stock on any business day that the price of the Company’s common stock is below $0.20. The Agreement may be terminated by the Company at any time at its discretion without any cost to the Company. There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the Purchase Agreement.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibits 10.1 and which is incorporated herein in its entirety by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	First Amendment to Common Stock Purchase Agreement, dated as of December 24, 2008, by and between Neoprobe Corporation and Fusion Capital Fund II, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation
Date: December 31, 2008	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and
Chief Financial Officer

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